REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the Shareholders and Board of Trustees of HighMark Funds:

In planning and performing our audits of the
financial statements of HighMark Funds (the
Trust), including Balanced Fund, Cognitive Value
Fund (for the ten month period ended July 31, 2006),
Core Equity Fund, Enhanced Growth Fund (for the ten
month period ended July 31, 2006), International
Opportunities Fund (for the ten month period ended
July 31, 2006),  Large Cap Growth Fund, Large Cap
Value Fund, Small Cap Growth Fund, Small Cap Value
Fund, Value Momentum Fund, Capital Growth Allocation
Fund, Growth & Income Allocation Fund, Income Plus
Allocation Fund, Bond Fund, California Intermediate
Tax-Free Bond Fund, National Intermediate Tax-Free
Bond Fund, Short Term Bond Fund, California Tax-Free
Money Market Fund, Diversified Money Market Fund,
U.S. Government Money Market Fund, and 100% U.S.
Treasury Money Market Fund,  as of and for the year
ended July 31, 2006, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered their internal
control over financial reporting, including control
activities for safeguarding securities, as a basis
for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Trusts internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of July 31, 2006.

This report is intended solely for the information and use of management, the Board of Trustees of HighMark Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



Deloitte & Touche LLP
New York, New York
September 28, 2006